Exhibit 99.1

Tenneco Reports Third Quarter Results

  Revenue of $1.773 billion, up 15%
  Highest-ever third quarter net income of $30 million
  $63 million year-over-year improvement in cash from operations

LAKE FOREST, Ill.--(BUSINESS WIRE)--October 28, 2011--Tenneco Inc. (NYSE: TEN) reported a significant increase in net income to $30 million, or 49-cents per diluted share, versus $10 million, or 17-cents per diluted share, in third quarter 2010. On an adjusted basis, net income also increased to $42 million, or 67-cents per diluted share, versus $24 million, or 39-cents per diluted share, a year ago. The tables in this press release reconcile GAAP results to non-GAAP results.

“Our revenue this quarter reflects Tenneco’s excellent growth opportunities with our position on strong-selling vehicles worldwide and expansion into the commercial vehicle segment, where our launch execution is on track and delivering results,” said Gregg Sherrill, chairman and CEO, Tenneco. “Our earnings continue to improve, driven by strong performances globally, despite headwinds of higher year-over-year operational costs in the North America OE ride control business.”

REVENUE

Total revenue in the quarter was $1.773 billion, up 15% from $1.542 billion a year ago. Value-add revenue (revenue minus substrate pass thru sales) was $1.373 billion, up 16% year-over-year versus $1.185 billion. Stronger OE volumes on current and new platforms drove the increase, coupled with a 9% rise in global aftermarket sales. The launch and ramp-up of new commercial vehicle platforms grew commercial and specialty vehicle OE revenue to 12% of total OE revenue. Revenue included $51 million in favorable currency.

EBIT AND EBIT MARGIN

EBIT (earnings before interest, taxes and noncontrolling interests) was $84 million, a record-high for the third quarter and up from $67 million a year ago. Adjusted EBIT improved to $99 million, compared with $77 million in third quarter 2010. The EBIT improvement was driven by higher OE light vehicle volumes, new commercial vehicle business and higher global aftermarket sales; together contributing a $25 million increase. Partially offsetting these factors was $10 million in higher year-over-year operational costs in the North America OE ride control business, which faced headwinds in material costs and manufacturing inefficiencies. Currency had a $7 million favorable impact on EBIT.

The company also took an $11 million goodwill impairment charge for its Australian operations and benefited from a $10 million expense reduction this quarter for deferred and long-term compensation indexed to the company’s stock price.

“We remain focused on continuing to improve our operating margins globally including in North America where we are addressing operational issues in our ride control business as we transition and consolidate production at one of our plants,” said Sherrill.

EBIT as a percent of revenue and EBIT as a percent of value-add revenue improved year-over-year as noted in the chart below.

	Q3 2011	Q3 2010

EBIT as a percent of revenue	4.7%	4.3%
EBIT as a percent of value-add revenue	6.1%	5.7%

Adjusted EBIT as a percent of revenue	5.6%	5.0%
Adjusted EBIT as a percent of value-add revenue	7.2%	6.5%

In addition to the factors above, EBIT margin was negatively impacted by a mix shift due to a lower percentage of total revenue generated by the higher-margin aftermarket business.

ADJUSTED THIRD QUARTER 2011 AND 2010 RESULTS

(millions except per share amounts)	Q3 2011				Q3 2010
	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$135	$84	$30	$0.49	$122	$67	$10	$0.17

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	4	4	3	0.05	3	6	4	0.06
Goodwill impairment charge	11	11	7	0.11	-	-	-	-
Pension charge	-	-	-	-	4	4	2	0.04
Costs related to refinancing	-	-	-	-	-	-	4	0.06
Net tax adjustments	-	-	2	0.02	-	-	4	0.06

Non-GAAP earnings measures	$150	$99	$42	$0.67	$129	$77	$24	$0.39

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)

Third quarter 2011 adjustments:

  Restructuring and related expenses of $4 million pre-tax, or 5-cents per diluted share;
  Non-cash goodwill impairment charge of $11 million pre-tax, or 11-cents per diluted share, related to the Australian operations;
  Net tax charges of $2 million or 2-cents per diluted share, primarily related to tax adjustments based on filed tax returns.

Third quarter 2010 adjustments:

  Restructuring and related expenses of $6 million pre-tax, or 6-cents per diluted share;
  A charge of $4 million pre-tax, or 4-cents per diluted share, related to an actuarial loss for a lump-sum pension payment;
  Costs of $5 million pre-tax, or 6-cents per diluted share, related to refinancing the company’s 10.25 percent notes with new 7.75 percent notes;
  Non-cash tax charges of $4 million, or 6-cents per diluted share, primarily related to the impact of recording a valuation allowance against our tax benefit for losses in certain foreign jurisdictions.

CASH

Cash from operations was $80 million, up significantly from $17 million a year ago. The improvement was due to a $51 million improvement in cash used for working capital, primarily accounts receivables and inventories.

Tenneco continues to invest in growth. Capital expenditures in the quarter were $50 million versus $34 million a year ago. These investments were primarily to support emission control technology applications for new customer programs and continued capacity investments for expanding business in China. The company still expects its capital expenditures to be in the range of $190 million to $210 million for full-year 2011. Separately, Tenneco paid $4 million to acquire the remaining 25% interest in the company’s emission control joint venture in Thailand, now wholly-owned by Tenneco.

In the third quarter, Tenneco repurchased 129,500 shares of its outstanding common stock for $5 million, completing a previously announced 400,000 share stock buyback plan to offset dilution from shares issued to employees in 2011.

DEBT

Net debt at September 30, 2011 was $1.141 billion, versus $1.113 billion a year ago.

The leverage ratio (net debt to adjusted LTM EBITDA including noncontrolling interests) improved to 1.9x, compared with 2.2x at the end of third quarter 2010.

OUTLOOK

Overall, IHS Automotive forecasts that production will increase 2% in the regions where Tenneco operates. Light vehicle production is expected to be up 12% in North America, 2% in China, 1% in South America and 8% in Australia. Europe is forecasted to be down 2% and India down 8%.

Tenneco continues to launch and ramp-up production on new commercial vehicle programs in North America, Europe, China and South America. The company remains confident in its total OE revenue guidance for 2011. It now expects that commercial vehicle OE revenue will be approximately $650 million for the full year, entirely due to lower volumes related to launch timing and ramp-up schedules, primarily in the Europe segment.

“In the fourth quarter, we expect our revenue growth to continue outpacing global industry light vehicle production due to our strong platform position worldwide and incremental commercial vehicle revenue,” said Sherrill. “We are executing well on our growth plans fueled by our advanced technology, application engineering capabilities and expanding presence in the fastest-growing markets. In the third quarter, we expanded our commercial vehicle customer base by winning new emission control business with a commercial vehicle customer in Japan.”

THIRD QUARTER REPORTING SEGMENTS

NORTH AMERICA

(millions except percents)	Q3 11 Revenues	% Change vs. Q3 10	Q3 11 Revenues Excluding Currency & Substrate Sales	% Change vs. Q3 10
North America Original Equipment
Ride Control	$149	13%	$148	12%
Emission Control	500	9%	275	14%
Total North America Original Equipment	649	10%	423	13%

North America Aftermarket
Ride Control	133	7%	132	6%
Emission Control	60	25%	59	24%
Total North America Aftermarket	193	12%	191	11%

Total North America	$842	10%	$614	12%
  Tenneco’s content on strong selling vehicles including the Ford F-150 pick-up, Ford Focus and the VW Jetta drove a 13% OE revenue increase, excluding currency and substrate sales, versus a 6% increase in industry light vehicle production. Incremental revenue from commercial vehicle programs also contributed to the increase.
  Aftermarket revenue increased on continued strong demand in both product lines.
  EBIT was $46 million, compared with $42 million a year ago, which included restructuring and a pension charge. Adjusted EBIT was $46 million, versus $51 million. Both include $5 million in negative currency. Higher OE volumes and aftermarket sales, the impact of new commercial vehicle programs and lower deferred and long-term compensation expense were offset by higher operational costs in the North America OE ride control business.

EUROPE, SOUTH AMERICA AND INDIA

(millions except percents)	Q3 11 Revenues	% Change vs. Q3 10	Q3 11 Revenues Excluding Currency & Substrate Sales	% Change vs. Q3 10
Europe Original Equipment
Ride Control	$138	26%	130	19%
Emission Control	335	24%	206	14%
Total Europe Original Equipment	473	25%	336	16%

Europe Aftermarket
Ride Control	57	12%	55	8%
Emission Control	35	(12%)	33	(18%)
Total Europe Aftermarket	92	1%	88	(3%)

South America & India	162	13%	133	12%

Total Europe, South America & India	$727	19%	$557	11%

  Europe OE revenue was up 16%, excluding currency and substrate sales, versus an industry light vehicle production increase of 2%. Strong volumes on key platforms including the Mercedes CLS, VW Polo, Daimler CLS and Audi A4 drove the gain.
  Higher aftermarket ride control revenue was more than offset by lower emission control revenue due to market declines.
  South America and India revenue, excluding currency and substrate sales, was up 12% versus industry light vehicle production increases of 4% in South America and 3% in India.
  Europe, South America and India EBIT increased to $36 million, from $15 million a year ago. Adjusted for $1 million in restructuring costs this year, EBIT rose to $37 million versus $15 million. The increase was driven by higher OE volumes in all regions and lower deferred and long-term compensation expense, partially offset by a Europe aftermarket mix shift toward Eastern Europe. 2011 EBIT includes $10 million in positive currency.

ASIA PACIFIC

(millions except percents)	Q3 11 Revenues	% Change vs. Q3 10	Q3 11 Revenues Excluding Currency & Substrate Sales	% Change vs. Q3 10
Asia	$ 159	25%	$ 125	24%

Australia	45	14%	36	(2%)

Total Asia Pacific	$ 204	23%	$ 161	17%
  Asia revenue, up 24% excluding currency and substrate sales, was driven by volume strength in China on key platforms with Nissan, Audi and Volkswagen.
  Australia revenue excluding currency and substrate sales declined on lower OE volumes.
  Asia Pacific EBIT was $2 million, compared with $10 million a year ago. Adjusted EBIT was $16 million, up from $11 million in third quarter 2010, driven by higher China volumes and lower deferred and long-term compensation expense, partially offset by volume declines in Australia. This year’s quarter includes the goodwill impairment charge of $11 million and $3 million in restructuring costs, related to permanently eliminating 53 positions in Australia. The company expects its Australia performance to stabilize with the positive impact of these actions. Third quarter 2010 includes a restructuring charge of $1 million. Currency has a $2 million positive impact on 2011 EBIT.

Attachment 1

Statements of Income – 3 Months

Statements of Income – 9 Months

Balance Sheets

Statements of Cash Flows – 3 Months

Statements of Cash Flows – 9 Months

Attachment 2

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 9 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 9 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 9 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 and 9 Months

Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 and 9 Months

Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 and 9 Months

CONFERENCE CALL

The company will host a conference call on Friday, October 28, 2011 at 8:00 a.m. ET. The dial-in number is 888 831-8968 (domestic) or 210 234-0106 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on October 28, 2011 through November 28, 2011. To access this recording, dial 800 551-8154 (domestic) or 402 344-6861(international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

Tenneco is a $5.9 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 22,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker®, Gillet™ and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices, including any impact on the company’s ability to source and procure such items and services due to supply disruptions caused by the recent earthquake and tsunami in Japan;

(iii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(iv) changes in consumer demand, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences to other lower margin vehicles, for which we may or may not have supply contracts;

(v) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vi) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing for the applicable program over its life;

(vii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs;

(viii) workforce factors such as strikes or labor interruptions;

(ix) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(x) the negative impact of higher fuel prices on transportation and logistics costs, raw material costs and discretionary purchases of vehicles or aftermarket products;

(xi) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xii) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(xiii) product warranty costs;

(xiv) the cost and outcome of existing and any future legal proceedings, and the impact of changes in and compliance with laws and regulations, including environmental laws and regulations and the adoption of the current mandated timelines for worldwide emissions regulations;

(xv) economic, exchange rate and political conditions in the countries where we operate or sell our products;

(xvi) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xvii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xviii) changes in accounting estimates and assumptions, including changes based on additional information;

(xix) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals, as well as the impact of changes to and compliance with laws and regulations pertaining to environmental concerns, pensions or other regulated activities;

(xx) acts of war and/or terrorism as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates; and

(xxi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2010.

			ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2011		2010
Net sales and operating revenues	$1,773		$1,542

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,492	(a)	1,280	(d)
Goodwill impairment charge	11	(b)	-
Engineering, research and development	32		30
Selling, general and administrative	101		109	(e)
Depreciation and amortization of other intangibles	51		55	(d)
Total costs and expenses	1,687		1,474

Loss on sale of receivables	(1)		(1)
Other income (expense)	(1)		-
Total other income (expense)	(2)		(1)

Earnings before interest expense, income taxes,
and noncontrolling interests
North America	46		42	(d)(e)
Europe, South America & India	36	(a)	15
Asia Pacific	2	(a)(b)	10	(d)
	84		67
Less:
Interest expense (net of interest capitalized)	27		36	(f)
Income tax expense	21	(c)	15	(g)
Net income	36		16

Less: Net income attributable to noncontrolling interests	6		6
Net income attributable to Tenneco Inc.	$30		$10

Weighted average common shares outstanding:
Basic	59.8		59.2
Diluted	61.5		61.1

Earnings per share of common stock:
Basic	$0.51		$0.17
Diluted	$0.49		$0.17

(a) Includes restructuring and related charges of $4 million pre-tax, $3 million after tax or $0.05 per diluted share, which is recorded in cost of sales. Geographically, $1 million is recorded in Europe, South America and India and $3 million in Asia Pacific.

(b) Represents Goodwill impairment charge recorded in Australia of $11 million pre-tax, $7 million after tax or $0.11 per diluted share.

(c) Includes net tax charges of $2 million or $0.02 per diluted share related to losses in certain foreign jurisdictions and adjustments to tax estimates offset partially by the benefit of U.S. taxable income with no related tax expense due to the company's net operating loss carryforward.

(d) Includes restructuring and related charges of $6 million pre-tax, $4 million after tax or $0.06 per diluted share. Of the adjustment $3 million is recorded in cost of sales and $3 million is recorded in depreciation. Geographically, $5 million is recorded in North America and $1 million in Asia Pacific.

(e) Includes a charge of $4 million pretax, $2 million after tax or $0.04 per diluted share related to an actuarial loss for a lump-sum pension payment.

(f) Includes pre-tax expenses of $5 million, $4 million after tax or $0.06 per share for costs related to refinancing activities.

(g) Includes non-cash tax charges of $4 million or $0.06 per diluted share primarily related to the impact of recording a valuation allowance against our tax benefit for losses in certain foreign jurisdictions.

			ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
NINE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2011		2010
Net sales and operating revenues	$5,421		$4,360

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	4,523	(a)	3,575	(e)
Goodwill impairment charge	11	(b)	-
Engineering, research and development	102		90
Selling, general and administrative	328		307	(f)
Depreciation and amortization of other intangibles	156		163	(e)
Total costs and expenses	5,120		4,135

Loss on sale of receivables	(4)		(3)
Other income (expense)	(6)		(3)
Total other income (expense)	(10)		(6)

Earnings before interest expense, income taxes,
and noncontrolling interests
North America	170	(a)	128	(e)(f)
Europe, South America & India	97	(a)	57	(e)
Asia Pacific	24	(a)(b)	34	(e)
	291		219
Less:
Interest expense (net of interest capitalized)	81	(c)	100	(g)
Income tax expense	65	(d)	45	(h)
Net income	145		74

Less: Net income attributable to noncontrolling interests	18		17
Net income attributable to Tenneco Inc.	$127		$57

Weighted average common shares outstanding:
Basic	59.9		59.1
Diluted	61.7		60.9

Earnings per share of common stock:
Basic	$2.12		$0.97
Diluted	$2.06		$0.94

(a) Includes restructuring and related charges of $7 million pre-tax, $5 million after tax or $0.08 per diluted share, which is recorded in cost of sales. Geographically, $1 million is recorded in North America, $3 million in Europe, South America and India and $3 million in Asia Pacific.

(b) Represents Goodwill impairment charge recorded in Australia of $11 million pre-tax, $7 million after tax or $0.11 per diluted share.

(c) Includes pre-tax expenses of $1 million, $1 million after tax or $0.01 per share for costs related to refinancing activities.

(d) Includes net tax benefits of $9 million or $0.14 per diluted share primarily related to U.S. taxable income with no associated tax expense due to the company's net operating loss carryforward and income generated in lower tax rate jurisdictions, partially offset by adjustments to prior years' tax estimated and the impact of recording a valuation allowance against the tax benefit for losses in certain foreign jurisdictions.

(e) Includes restructuring and related charges of $15 million pre-tax, $10 million after tax or $0.16 per diluted share. Of the adjustment $10 million is recorded in cost of sales and $5 million is recorded in depreciation. Geographically, $12 million is recorded in North America, $2 million in Europe, South America and India and $1 million in Asia Pacific.

(f) Includes a charge of $4 million pretax, $2 million after tax or $0.04 per diluted share related to an actuarial loss for a lump-sum pension payment.

(g) Includes pre-tax expenses of $6 million, $5 million after tax or $0.07 per share for costs related to refinancing activities.

(h) Includes income tax expense of $3 million or $0.06 per diluted share related to income generated in lower tax rate jurisdictions as well as adjustments to tax estimates partially offset by the impact of not benefiting from U.S. and foreign tax losses.

		ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		September 30, 2011		December 31, 2010

Assets

	Cash and cash equivalents	$163		$233

	Receivables, net	1,117	(a)	826	(a)

	Inventories	621		547

	Other current assets	202		184

	Investments and other assets	307		327

	Plant, property, and equipment, net	1,026		1,050

	Total assets	$3,436		$3,167

Liabilities and Shareholders' Equity

	Short-term debt	$70		$63

	Accounts payable	1,181		1,048

	Accrued taxes	46		51

	Accrued interest	23		13

	Other current liabilities	302		293

	Long-term debt	1,234	(b)	1,160	(b)

	Deferred income taxes	50		56

	Deferred credits and other liabilities	400		436

	Redeemable noncontrolling interests	10		12

	Tenneco Inc. shareholders' equity	83		(4)

	Noncontrolling interests	37		39

	Total liabilities, redeemable noncontrolling interests
	and shareholders' equity	$3,436		$3,167

		September 30, 2011		December 31, 2010
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$140		$91

		September 30, 2011		December 31, 2010
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$97		$-
	Term loan B (Due 2016)	148		149
	8.625% subordinated notes (Redeemed January 7, 2011)	-		20
	8.125% senior notes (Due 2015)	250		250
	7.75% senior notes (Due 2018)	225		225
	6.875% senior notes (Due 2020)	500		500
	Other long term debt	14		16

		$1,234		$1,160

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	September 30,
	2011	2010

Operating activities:
Net income	$36	$16
Adjustments to reconcile net income
to net cash provided by operating activities -
Goodwill impairment charge	11	-
Depreciation and amortization of other intangibles	51	55
Stock-based compensation	2	2
Deferred income taxes	2	(6)
Loss on sale of assets	2	-
Changes in components of working capital-
(Inc.)/dec. in receivables	(24)	(81)
(Inc.)/dec. in inventories	(25)	(52)
(Inc.)/dec. in prepayments and other current assets	6	(3)
Inc./(dec.) in payables	25	33
Inc./(dec.) in accrued taxes	(7)	12
Inc./(dec.) in accrued interest	9	7
Inc./(dec.) in other current liabilities	(2)	15
Changes in long-term assets	1	3
Changes in long-term liabilities	(10)	18
Other	3	(2)
Net cash provided by operating activities	80	17

Investing activities:
Proceeds from sale of assets	-	2
Cash payments for plant, property & equipment	(50)	(33)
Cash payments for software-related intangible assets	(4)	(3)
Investments and other	-	(1)
Net cash used by investing activities	(54)	(35)

Financing activities:
Purchase of common stock under the share repurchase program	(5)	-
Issuance of long-term debt	1	225
Debt issuance costs on long-term debt	-	(5)
Retirement of long-term debt	-	(246)
Net inc./(dec.) in bank overdrafts	(5)	10
Net inc./(dec.) in revolver borrowings and short-term debt
excluding current maturities on long-term debt	20	63
Purchase of additional noncontrolling equity interest	(4)	-
Distribution to noncontrolling interest partners	(10)	(3)
Net cash provided (used) by financing activities	(3)	44

Effect of foreign exchange rate changes on cash and
cash equivalents	(21)	12

Increase in cash and cash equivalents	2	38
Cash and cash equivalents, July 1	161	146
Cash and cash equivalents, September 30	$163	$184

Supplemental Cash Flow Information
Cash paid during the period for interest	$18	$28
Cash paid during the period for income taxes (net of refunds)	25	18

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$23	$12

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Nine Months Ended
	September 30,
	2011	2010

Operating activities:
Net income	$145	$74
Adjustments to reconcile net income
to net cash provided (used) by operating activities -
Goodwill impairment charge	11	-
Depreciation and amortization of other intangibles	156	163
Stock-based compensation	6	7
Deferred income taxes	(3)	(4)
Loss on sale of assets	3	3
Changes in components of working capital-
(Inc.)/dec. in receivables	(314)	(374)
(Inc.)/dec. in inventories	(85)	(123)
(Inc.)/dec. in prepayments and other current assets	(18)	(1)
Inc./(dec.) in payables	159	265
Inc./(dec.) in accrued taxes	(7)	13
Inc./(dec.) in accrued interest	9	8
Inc./(dec.) in other current liabilities	15	34
Changes in long-term assets	(2)	4
Changes in long-term liabilities	(31)	(3)
Other	-	(2)
Net cash provided by operating activities	44	64

Investing activities:
Proceeds from sale of assets	4	3
Cash payments for plant, property & equipment	(145)	(105)
Cash payments for software-related intangible assets	(10)	(11)
Investments and other	-	1
Net cash used by investing activities	(151)	(112)

Financing activities:
Purchase of common stock under the share repurchase program	(16)	-
Issuance of long-term debt	5	380
Debt issuance costs on long-term debt	(1)	(14)
Retirement of long-term debt	(23)	(383)
Net inc./(dec.) in bank overdrafts	3	12
Net inc./(dec.) in revolver borrowings and short-term debt
excluding current maturities on long-term debt	108	83
Capital contribution from noncontrolling interest partner	1	-
Purchase of additional noncontrolling equity interest	(4)	-
Distribution to noncontrolling interest partners	(20)	(14)
Net cash provided by financing activities	53	64

Effect of foreign exchange rate changes on cash and
cash equivalents	(16)	1

Increase (Decrease) in cash and cash equivalents	(70)	17
Cash and cash equivalents, January 1	233	167
Cash and cash equivalents, September 30	$163	$184

Supplemental Cash Flow Information
Cash paid during the period for interest	$71	$89
Cash paid during the period for income taxes (net of refunds)	58	42

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$23	$12

	ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q3 2011
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$30

Net income attributable to noncontrolling interests				6

Net income				36

Income tax expense				21

Interest expense (net of interest capitalized)				27

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$46	$36	$2	84

Depreciation and amortization of other intangibles	24	21	6	51

Total EBITDA including noncontrolling interests (2)	$70	$57	$8	$135

	Q3 2010
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$10

Net income attributable to noncontrolling interests				6

Net income				16

Income tax expense				15

Interest expense (net of interest capitalized)				36

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$42	$15	$10	67

Depreciation and amortization of other intangibles	28	21	6	55

Total EBITDA including noncontrolling interests (2)	$70	$36	$16	$122

(1)	Generally Accepted Accounting Principles

(2)

EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	Q3 2011				Q3 2010
	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$135	$84	$30	$0.49	$122	$67	$10	$0.17

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	4	4	3	0.05	3	6	4	0.06
Goodwill impairment charge (4)	11	11	7	0.11	-	-	-	-
Pension charge (5)	-	-	-	-	4	4	2	0.04
Costs related to refinancing	-	-	-	-	-	-	4	0.06
Net tax adjustments	-	-	2	0.02	-	-	4	0.06

Non-GAAP earnings measures	$150	$99	$42	$0.67	$129	$77	$24	$0.39

					Q3 2011
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$46	$36	$2	$84
Restructuring and related expenses					-	1	3	4
Goodwill impairment charge (4)					-	-	11	11
Adjusted EBIT					$46	$37	$16	$99

					Q3 2010
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$42	15	$10	$67
Restructuring and related expenses					5	-	1	6
Pension charge (5)					4	-	-	4
Adjusted EBIT					$51	$15	$11	$77

(1)	Generally Accepted Accounting Principles

(2)	Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the third quarters of 2011 and 2010 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3)

EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4)	Non-cash asset impairment charge related to goodwill for Australia.

(5)	Includes a charge related to an actuarial loss for a lump-sum pension payment.

	ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2011
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$ 127

Net income attributable to noncontrolling interests				18

Net income				145

Income tax expense				65

Interest expense (net of interest capitalized)				81

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$ 170	$ 97	$ 24	291

Depreciation and amortization of other intangibles	71	67	18	156

Total EBITDA including noncontrolling interests (2)	$ 241	$ 164	$ 42	$ 447

	YTD 2010
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$ 57

Net income attributable to noncontrolling interests				17

Net income				74

Income tax expense				45

Interest expense (net of interest capitalized)				100

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$ 128	$ 57	$ 34	219

Depreciation and amortization of other intangibles	83	64	16	163

Total EBITDA including noncontrolling interests (2)	$ 211	$ 121	$ 50	$ 382

(1)	Generally Accepted Accounting Principles

(2)

EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	YTD 2011				YTD 2010
	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$447	$291	$127	$2.06	$382	$219	$57	$0.94

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	7	7	5	0.08	10	15	10	0.16
Goodwill impairment charge (4)	11	11	7	0.11	-	-	-	-
Pension charge (5)	-	-	-	-	4	4	2	0.04
Costs related to refinancing	-	-	1	0.01	-	-	5	0.07
Net tax adjustments	-	-	(9)	(0.14)	-	-	3	0.06

Non-GAAP earnings measures	$465	$309	$131	$2.12	$396	$238	$77	$1.27

					YTD 2011
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$170	$97	$24	$291
Restructuring and related expenses					1	3	3	7
Goodwill impairment charge (4)					-	-	11	11
Adjusted EBIT					$171	$100	$38	$309

					YTD 2010
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$128	57	$34	$219
Restructuring and related expenses					12	2	1	15
Pension charge (5)					4	-	-	4
Adjusted EBIT					$144	$59	$35	$238

(1)	Generally Accepted Accounting Principles

(2)	Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the first nine months of 2011 and 2010 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3)

EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4)	Non-cash asset impairment charge related to goodwill for Australia.

(5)	Includes a charge related to an actuarial loss for a lump-sum pension payment.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q3 2011
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$149	$1	$148	$-	$148
Emission Control	500	-	500	225	275
Total North America Original Equipment	649	1	648	225	423

North America Aftermarket
Ride Control	133	1	132	-	132
Emission Control	60	1	59	-	59
Total North America Aftermarket	193	2	191	-	191

Total North America	842	3	839	225	614

Europe Original Equipment
Ride Control	138	8	130	-	130
Emission Control	335	19	316	110	206
Total Europe Original Equipment	473	27	446	110	336

Europe Aftermarket
Ride Control	57	2	55	-	55
Emission Control	35	2	33	-	33
Total Europe Aftermarket	92	4	88	-	88

South America & India	162	3	159	26	133

Total Europe, South America & India	727	34	693	136	557

Asia	159	8	151	26	125

Australia	45	6	39	3	36

Total Asia Pacific	204	14	190	29	161

Total Tenneco Inc.	$1,773	$51	$1,722	$390	$1,332

	Q3 2010
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$133	$-	$133	$-	$133
Emission Control	457	-	457	216	241
Total North America Original Equipment	590	-	590	216	374

North America Aftermarket
Ride Control	125	-	125	-	125
Emission Control	47	-	47	-	47
Total North America Aftermarket	172	-	172	-	172

Total North America	762	-	762	216	546

Europe Original Equipment
Ride Control	110	-	110	-	110
Emission Control	270	-	270	88	182
Total Europe Original Equipment	380	-	380	88	292

Europe Aftermarket
Ride Control	50	-	50	-	50
Emission Control	40	-	40	-	40
Total Europe Aftermarket	90	-	90	-	90

South America & India	143	-	143	24	119

Total Europe, South America & India	613	-	613	112	501

Asia	127	-	127	26	101

Australia	40	-	40	3	37

Total Asia Pacific	167	-	167	29	138

Total Tenneco Inc.	$1,542	$-	$1,542	$357	$1,185

(1)	Generally Accepted Accounting Principles

(2)	Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2011
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$462	$5	$457	$-	$457
Emission Control	1,546	-	1,546	720	826
Total North America Original Equipment	2,008	5	2,003	720	1,283

North America Aftermarket
Ride Control	405	4	401	-	401
Emission Control	154	2	152	-	152
Total North America Aftermarket	559	6	553	-	553

Total North America	2,567	11	2,556	720	1,836

Europe Original Equipment
Ride Control	428	31	397	-	397
Emission Control	1,096	86	1,010	344	666
Total Europe Original Equipment	1,524	117	1,407	344	1,063

Europe Aftermarket
Ride Control	171	13	158	-	158
Emission Control	109	9	100	-	100
Total Europe Aftermarket	280	22	258	-	258

South America & India	481	21	460	79	381

Total Europe, South America & India	2,285	160	2,125	423	1,702

Asia	445	21	424	69	355

Australia	124	19	105	8	97

Total Asia Pacific	569	40	529	77	452

Total Tenneco Inc.	$5,421	$211	$5,210	$1,220	$3,990

	YTD 2010
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$401	$-	$401	$-	$401
Emission Control	1,200	-	1,200	532	668
Total North America Original Equipment	1,601	-	1,601	532	1,069

North America Aftermarket
Ride Control	376	-	376	-	376
Emission Control	128	-	128	-	128
Total North America Aftermarket	504	-	504	-	504

Total North America	2,105	-	2,105	532	1,573

Europe Original Equipment
Ride Control	340	-	340	-	340
Emission Control	805	-	805	253	552
Total Europe Original Equipment	1,145	-	1,145	253	892

Europe Aftermarket
Ride Control	145	-	145	-	145
Emission Control	108	-	108	-	108
Total Europe Aftermarket	253	-	253	-	253

South America & India	382	-	382	51	331

Total Europe, South America & India	1,780	-	1,780	304	1,476

Asia	359	-	359	78	281

Australia	116	-	116	8	108

Total Asia Pacific	475	-	475	86	389

Total Tenneco Inc.	$4,360	$-	$4,360	$922	$3,438

(1)	Generally Accepted Accounting Principles

(2)	Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO IC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q3 2011 vs. Q3 2010 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Revenues Excluding Currency and Substrate Sales	% Change
North America Original Equipment
Ride Control	$ 16	13%	$ 15	12%
Emission Control	43	9%	34	14%
Total North America Original Equipment	59	10%	49	13%

North America Aftermarket
Ride Control	8	7%	7	6%
Emission Control	13	25%	12	24%
Total North America Aftermarket	21	12%	19	11%

Total North America	80	10%	68	12%

Europe Original Equipment
Ride Control	28	26%	20	19%
Emission Control	65	24%	24	14%
Total Europe Original Equipment	93	25%	44	16%

Europe Aftermarket
Ride Control	7	12%	5	8%
Emission Control	(5)	(12%)	(7)	(18%)
Total Europe Aftermarket	2	1%	(2)	(3%)

South America & India	19	13%	14	12%

Total Europe, South America & India	114	19%	56	11%

Asia	32	25%	24	24%

Australia	5	14%	(1)	(2%)

Total Asia Pacific	37	23%	23	17%

Total Tenneco Inc.	$ 231	15%	$ 147	13%

	YTD Q3 2011 vs. YTD Q3 2010 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Revenues Excluding Currency and Substrate Sales	% Change
North America Original Equipment
Ride Control	$ 61	15%	$ 56	14%
Emission Control	346	29%	158	23%
Total North America Original Equipment	407	25%	214	20%

North America Aftermarket
Ride Control	29	8%	25	7%
Emission Control	26	20%	24	18%
Total North America Aftermarket	55	11%	49	10%

Total North America	462	22%	263	17%

Europe Original Equipment
Ride Control	88	26%	57	17%
Emission Control	291	36%	114	21%
Total Europe Original Equipment	379	33%	171	19%

Europe Aftermarket
Ride Control	26	17%	13	9%
Emission Control	1	1%	(8)	(7%)
Total Europe Aftermarket	27	11%	5	2%

South America & India	99	26%	50	15%

Total Europe, South America & India	505	28%	226	15%

Asia	86	24%	74	26%

Australia	8	7%	(11)	(10%)

Total Asia Pacific	94	20%	63	16%

Total Tenneco Inc.	$ 1,061	24%	$ 552	16%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

	Quarter Ended September 30,
	2011	2010

Total debt	$1,304	$1,297

Cash and cash equivalents	163	184

Debt net of cash balances (1)	$1,141	$1,113

Adjusted LTM EBITDA including noncontrolling interests (2) (3)	$586	$510

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)	1.9x	2.2x

	Q4 10	Q1 11	Q2 11	Q3 11	Q3 11 LTM

Net income (loss) attributable to Tenneco Inc.	$(18)	$47	$50	$30	$109

Net income attributable to noncontrolling interests	7	5	7	6	25

Income tax expense	24	14	30	21	89

Interest expense (net of interest capitalized)	49	28	26	27	130

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	62	94	113	84	353

Depreciation and amortization of other intangibles	53	51	54	51	209

Total EBITDA including noncontrolling interests (2)	115	145	167	135	562

Restructuring and related expenses	4	1	2	4	11

Goodwill impairment charge (5)	-	-	-	11	11

Pension charge (6)	2	-	-	-	2

Total Adjusted EBITDA including noncontrolling interest (3)	$121	$146	$169	$150	$586

	Q4 09	Q1 10	Q2 10	Q3 10	Q3 10 LTM

Net income attributable to Tenneco Inc.	$17	$7	$40	$10	$74

Net income attributable to noncontrolling interests	9	5	6	6	26

Income tax expense (benefit)	(5)	15	15	15	40

Interest expense (net of interest capitalized)	32	32	32	36	132

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	53	59	93	67	272

Depreciation and amortization of other intangibles	59	55	53	55	222

Total EBITDA including noncontrolling interests (2)	112	114	146	122	494

Restructuring and related expenses	2	4	3	3	12

Pension charge (6)	-	-	-	4	4

Total Adjusted EBITDA including noncontrolling interest (3)	$114	$118	$149	$129	$510

(1)

Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(2)

EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3)

Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4)

Tenneco presents the above reconciliation of the ratio of debt net of cash to annual adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, annual adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(5)	Non-cash asset impairment charge related to goodwill for Australia.

(6)	Includes charges related to an actuarial loss for a lump-sum pension payments.

TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions)

	Three Months Ended September 30,

	2011	2010

Original equipment revenues	$1,434	$1,230

Aftermarket revenues	339	312

Net sales and operating revenues	$1,773	$1,542

	Nine Months Ended September 30,

	2011	2010

Original equipment revenues	$4,422	$3,470

Aftermarket revenues	999	890

Net sales and operating revenues	$5,421	$4,360

(1) Generally Accepted Accounting Principles

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q3 2011				Q3 2010
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total
Net sales and operating revenues	$842	$727	$204	$1,773	$762	$613	$167	$1,542

Less: Substrate sales	225	143	32	400	216	112	29	357

Value-add revenues	$617	$584	$172	$1,373	$546	$501	$138	$1,185

EBIT	$46	$36	$2	$84	$42	$15	$10	$67

EBIT as a % of revenue	5.5%	5.0%	1.0%	4.7%	5.5%	2.4%	6.0%	4.3%
EBIT as a % of value-add revenue	7.5%	6.2%	1.2%	6.1%	7.7%	3.0%	7.2%	5.7%

Adjusted EBIT	$46	$37	$16	$99	$51	$15	$11	$77

Adjusted EBIT as a % of revenue	5.5%	5.1%	7.8%	5.6%	6.7%	2.4%	6.6%	5.0%
Adjusted EBIT as a % of value-add revenue	7.5%	6.3%	9.3%	7.2%	9.3%	3.0%	8.0%	6.5%

	YTD 2011				YTD 2010
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total
Net sales and operating revenues	$2,567	$2,285	$569	$5,421	$2,105	$1,780	$475	$4,360

Less: Substrate sales	720	455	83	1,258	532	304	86	922

Value-add revenues	$1,847	$1,830	$486	$4,163	$1,573	$1,476	$389	$3,438

EBIT	$170	$97	$24	$291	$128	$57	$34	$219

EBIT as a % of revenue	6.6%	4.2%	4.2%	5.4%	6.1%	3.2%	7.2%	5.0%
EBIT as a % of value-add revenue	9.2%	5.3%	4.9%	7.0%	8.1%	3.9%	8.7%	6.4%

Adjusted EBIT	$171	$100	$38	$309	$144	$59	$35	$238

Adjusted EBIT as a % of revenue	6.7%	4.4%	6.7%	5.7%	6.8%	3.3%	7.4%	5.5%
Adjusted EBIT as a % of value-add revenue	9.3%	5.5%	7.8%	7.4%	9.2%	4.0%	9.0%	6.9%

(1)	Generally Accepted Accounting Principles

(2)	Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating our company's operational performance without the impact of such substrate sales.

CONTACT:
Tenneco Inc.
Investor relations
Linae Golla, 847 482-5162
lgolla@tenneco.com
or
Media relations
Jane Ostrander, 847 482-5607
jostrander@tenneco.com